Exhibit 99.1

             ADIC(R) Earns Seven Cents Per Share on Record
  First Quarter Revenues of $119 Million; New Scalar(R) i500 Library
             Shows Early Success; Cash Tops $265 Million

    REDMOND, Wash.--(BUSINESS WIRE)--Feb. 16, 2006--ADVANCED DIGITAL INFORMATION CORPORATION (NASDAQ:ADIC) today announced net earnings of $4.4 million, or seven cents per share, on record first quarter revenues of $119.2 million for the period ended January 31, 2006. The Company lost $270,000, or zero cents per share, on sales of $110.8 million during the same period a year ago and earned $6.4 million, or 11 cents per share, on sales of $126.2 million in the immediately preceding fourth quarter.
    First quarter net income was up nearly $4.7 million over the same period last year, despite the inclusion of $1.4 million in non-cash stock compensation expense recognized in the period. As a result of new accounting standards, the company began including non-cash stock compensation expense in its results during the just completed quarter. Previous financial periods were not required to be restated to reflect this change.
    "We are pleased to report record sales for a first quarter and our second highest quarterly sales ever," said Peter van Oppen, Chair and Chief Executive Officer. "Our new Scalar(R) i500 midrange library, which began shipping in mid-November, is demonstrating significant traction with end-user customers through both our branded and OEM channels," he said. "Clearly, mid-range customers are finding the ADIC iLayer technology offered by the i500 as attractive as have higher-end customers using our hugely successful i2000 enterprise library," according to van Oppen. "The early success of this new product demonstrates further confirmation of our ongoing investment in intelligent storage solutions. The i500 is off to a great start and we are continuing to see strong branded growth in the existing i2000 product as well," he concluded.
    Gross profit as a percentage of sales for the period was 29.4 percent, down very slightly from 29.6 percent reported during the same period a year ago and down approximately 250 basis points from the immediately preceding quarter. The sequential change in gross margin percentage is significantly affected by seasonal changes in the mix of OEM and branded business.
    OEM revenue, driven by new product launches and the end of the fiscal year of our two largest OEM customers, surged 16 percent sequentially to 42 percent of total sales for the quarter. OEM sales were also approximately 42 percent of sales during first quarter 2005. ADIC branded sales experienced typical first quarter weakness, but were up seven percent over the first quarter of last year and represented 58 percent of total sales. Over half of the sequential decline in branded business reflected the effect of budgeting cycles on Federal Systems business. The Company believes gross margins on similar products are typically significantly lower when sold through OEM channels and that the seasonal mix shift in OEM versus ADIC branded business is the primary cause of the sequential decline in gross margin as a percentage of sales.
    Quarterly operating expenses were down $1.7 million, or nearly five percent, sequentially and flat versus the first quarter last year. The sequential decrease reflects the inclusion in fourth quarter operating expenses of $1.3 million in costs related to the closure of facilities and restructuring activities as well as a first quarter reduction in R&D costs associated with the initiation of production shipments of the Scalar(R) i500 library product in November. Comparison of quarterly operating expenses to the same quarter last year demonstrates the benefits of the facilities closure and lower costs in R&D which are offset by higher sales, marketing and administrative expenses in the just completed quarter. Fourth quarter and first quarter 2005 operating expenses also exclude non-cash stock compensation expense, this is included in reported results for first quarter 2006.
    Other income reached almost $3 million for the period, up from $1.1 million in first quarter 2005 and $1.3 million in the preceding fourth quarter. First quarter other income includes a gain of $759,000 on the sale of certain marketable securities as well as increases in interest income due to higher rates and higher cash balances. The Company also reported a $594,000 benefit from income taxes during the period as a result of the reversal of a tax allowance related to taxes paid outside the United States, release of a tax contingency related to final resolution of state income tax audits and the tax impact of non-cash stock option expenses.
    Total cash and marketable securities reached $265.3 million at the end of the period, up from $252.6 million at the end of the fourth quarter. Net cash provided by operating activities was $15.0 million for the period and there were no shares of common stock repurchased during the period.
    First quarter 2006 results are unaudited. Final audited results for fiscal 2005 are available in the Company's Annual Report on Form 10-K which was filed on January 17, 2006.

    About ADIC

    Advanced Digital Information Corporation (NASDAQ:ADIC) is a leading provider of Intelligent Storage(TM) solutions to the open systems marketplace. ADIC is the world's largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.(a) The Company's data management software, storage networking appliances, and disk-based backup and restore solutions provide IT managers innovative tools for storing, managing and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers, OEMs and partnerships, including Apple, Cray, Dell, EMC, Fujitsu-Siemens, HP, IBM and Sun. Further information about ADIC is available at www.adic.com.

    (a) Market Share: Gartner Dataquest, Tape Automation Systems Market Shares, 2004, F. Yale, August 2005. ADIC and Scalar are registered trademarks and Intelligent Storage is a trademark of Advanced Digital Information Corporation. All other trade or service marks mentioned in this document should be considered the property of their respective owners.

    This release contains forward-looking statements relating to the Company's future products and services and future operating results that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The words "expect", "anticipate", and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include general economic trends, purchase deferrals by customers, acceptance of new products, success of new sales channels, technical competition or obsolescence, supply constraints, changes in market pricing, production problems and the Company's ability to complete announced restructurings on schedule. Reference is made to the Company's Annual Report on Form 10-K for the year ended October 31, 2005 for a more detailed description of factors that could affect the Company's actual results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    Conference Call

    There will be a conference call to discuss first quarter results as well as the outlook for the remainder of fiscal 2006 at 1:30 p.m. PT (4:30 p.m. ET) on February 16, 2006. The call can be accessed live on our website at www.adic.com/ir.




               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except for per share amounts)
                              (Unaudited)


                                                   Three Months Ended
                                                       January 31,
                                                      2006     2005
                                                    --------- --------
Revenue:
  Product                                           $105,342  $97,630
  Service                                             13,899   13,190
                                                    --------- --------
    Total revenue                                    119,241  110,820

Cost of revenue:
  Product                                             73,083   68,535
  Service                                             11,106    9,492
                                                    --------- --------
    Total cost of revenue                             84,189   78,027

Gross profit                                          35,052   32,793

Sales and marketing                                   17,447   16,682

General and administrative                             6,889    6,273

Research and development                               9,849   11,257
                                                    --------- --------

Operating profit (loss)                                  867   (1,419)

Other income, net                                      2,950    1,087
                                                    --------- --------

Income (loss) before benefit for
   income taxes                                        3,817     (332)

Benefit for income taxes                                (594)     (62)
                                                    --------- --------

Net income (loss)                                     $4,411    $(270)
                                                    ========= ========

Basic net income (loss) per share                      $0.07   $(0.00)
                                                    ========= ========

Diluted net income (loss) per share                    $0.07   $(0.00)
                                                    ========= ========

Shares used in computing basic
   net income (loss) per share                        61,619   63,791
                                                    ========= ========

Shares used in computing diluted
   net income (loss) per share                        61,842   63,791
                                                    ========= ========

               ADVANCED DIGITAL INFORMATION CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)


                                                    Jan 31,   Oct 31,
                                                      2006     2005
                                                   --------- ---------

                                ASSETS

Current assets:
       Cash and cash equivalents                   $262,194  $131,554
       Accounts receivable, net                      89,121   105,879
       Inventories, net                              29,956    26,218
       Marketable securities                          3,083   121,025
       Other current assets                          15,246    15,895
                                                   --------- ---------
          Total current assets                      399,600   400,571

Property, plant and equipment, net                   43,248    42,499
Service parts for maintenance, net                   26,394    26,491
Investments                                           3,929     3,485
Other non-current assets                             24,495    23,041
                                                   --------- ---------
                                                   $497,666  $496,087
                                                   ========= =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
       Deferred revenue - current                   $39,424   $39,910
       Other current liabilities                     70,408    77,637
                                                   --------- ---------
          Total current liabilities                 109,832   117,547

Deferred revenue - long-term                         19,242    18,242
Other long-term liabilities                             200       400
Shareholders' equity                                368,392   359,898
                                                   --------- ---------
                                                   $497,666  $496,087
                                                   ========= =========

               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)


                                                    Three Months Ended
                                                       January  31,
                                                    ------------------
                                                       2006     2005
                                                    --------- --------

Cash flows from operating activities:
   Net income (loss)                                  $4,411    $(270)
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
        Depreciation and amortization                  6,724    6,262
        Bad debt expense                                 (41)     260
        Inventory obsolescence                           990      876
        Share-based compensation                       1,395       --
        Gain on securities and investment
         transactions                                   (759)     (34)
        Deferred income taxes                         (1,552)      15
        Tax benefit from exercise of stock options        --       50
        Excess tax benefit from exercise of stock
         options under SFAS 123R                        (427)      --
        Other                                            (67)      21
   Change in assets and liabilities:
        Accounts receivable                           16,770    8,494
        Inventories                                   (3,936)   3,795
        Other current assets                             965   (1,615)
        Service parts for maintenance                 (2,727)  (2,199)
        Current liabilities                           (7,228)  (3,674)
        Deferred revenue                                 489    3,306
                                                    --------- --------
Net cash provided by operating activities             15,007   15,287
                                                    --------- --------
Cash flows from investing activities:
   Purchase of property, plant and equipment          (5,057)  (2,790)
   Purchase of marketable securities                (236,979) (68,803)
   Proceeds from securities transactions             354,571   46,590
   Purchase of other investments                        (477)    (429)
                                                    --------- --------
Net cash provided by (used in) investing activities  112,058  (25,432)
                                                    --------- --------
Cash flows from financing activities:
   Excess tax benefit from exercise of stock options
    under SFAS 123R                                      427       --
   Proceeds from issuance of common stock for stock
    options                                            3,020      381
                                                    --------- --------
Net cash provided by financing activities              3,447      381
                                                    --------- --------
Effect of exchange rate changes on cash                  128       39
                                                    --------- --------
Net increase (decrease) in cash and cash equivalents 130,640   (9,725)
Cash and cash equivalents at beginning of period     131,554   94,695
                                                    --------- --------
Cash and cash equivalents at end of period          $262,194  $84,970
                                                    ========= ========





    CONTACT: ADIC
             Jon Gacek, Chief Financial Officer
             425-881-8004
             or
             Stacie Timmermans, Investor Relations
             425-881-8004